EPR Properties Reports Third Quarter 2025 Results
Updates 2025 Guidance

Kansas City, MO, October 29, 2025 -- EPR Properties (NYSE:EPR) today announced operating results for the third quarter ended September 30, 2025 (dollars in thousands, except per share data):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Total revenue	$182,306	$180,507	1.0%	$535,407	$520,834	2.8%
Net income available to common shareholders	60,554	40,618	49.1%	189,928	136,357	39.3%
Net income available to common shareholders per diluted common share	0.79	0.53	49.1%	2.48	1.80	37.8%
Funds From Operations as adjusted (FFOAA)(1)	106,377	100,382	6.0%	295,438	279,620	5.7%
FFOAA per diluted common share (1)	1.37	1.30	5.4%	3.81	3.64	4.7%
Adjusted Funds From Operations (AFFO)(1)	108,070	99,309	8.8%	296,850	277,270	7.1%
AFFO per diluted common share (1)	1.39	1.29	7.8%	3.83	3.61	6.1%

(1) A non-GAAP financial measure
Third Quarter Company Headlines
•Executes on Investment Pipeline - During the third quarter of 2025, the Company's investment spending totaled $54.5 million, bringing year-to-date investment spending to $140.8 million. Additionally, the Company has committed approximately $100.0 million for experiential development and redevelopment projects, which is expected to be funded over the next 15 months, and has a strong pipeline of potential new investments.
•Capital Recycling - During the third quarter of 2025, the Company sold one vacant theatre property and one land parcel for total disposition proceeds of $19.3 million and recognized a net gain on sale of $4.6 million.
•Strong Liquidity Position - As of September 30, 2025, the Company had $13.7 million of cash on hand and $379.0 million outstanding on its $1.0 billion unsecured revolving credit facility. There are no scheduled debt maturities until August 2026.
•Updates 2025 Guidance - The Company is increasing FFOAA per diluted common share guidance for 2025 to a range of $5.05 to $5.13 from a range of $5.00 to $5.16, representing an increase of 4.5% at the midpoint over 2024. The Company is narrowing investment spending guidance for 2025 to a range of $225.0 million to $275.0 million from a range of $200.0 million to $300.0 million and increasing disposition proceeds guidance for 2025 to a range of $150.0 million to $160.0 million from a range of $130.0 million to $145.0 million.

“We delivered solid third quarter results and are pleased to increase FFOAA per diluted common share earnings guidance for the year, demonstrating our continued momentum. We remain encouraged by the stability of our portfolio and the ongoing strength of the box office," stated Company Chairman and CEO Greg Silvers. "We have also made meaningful progress in positioning the Company for future expansion. Our disciplined deployment strategy and strong balance sheet are enabling us to expand our experiential properties, and we anticipate materially accelerating investment spending in 2026 as we focus on creating long-term shareholder value."

Investment Update
The Company's investment spending during the three months ended September 30, 2025 totaled $54.5 million, bringing the total investment spending for the nine months ended September 30, 2025 to $140.8 million. Investment spending for the quarter related primarily to mortgage financing of approximately $20.0 million secured by a fitness and wellness property in Winnipeg, Canada. The remaining investment spending for the quarter was primarily related to experiential build-to-suit development and redevelopment projects.

As of September 30, 2025, the Company has committed approximately $100.0 million in additional spending for experiential development and redevelopment projects, which is expected to be funded over the next 15 months.

Capital Recycling
During the third quarter of 2025, the Company sold one vacant theatre property and one land parcel for net proceeds totaling $19.3 million and recognized a gain of $4.6 million. Disposition proceeds totaled $133.8 million for the nine months ended September 30, 2025.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility. At September 30, 2025, the Company had $13.7 million of cash on hand and $379.0 million outstanding on its $1.0 billion unsecured revolving credit facility. There are no scheduled debt maturities until August 2026.

Portfolio Update
The Company's total assets were $5.5 billion (after accumulated depreciation of approximately $1.7 billion) and total investments (a non-GAAP financial measure) were $6.9 billion at September 30, 2025, with Experiential investments totaling $6.5 billion, or 94%, and Education investments totaling $0.4 billion, or 6%.

The Company's Experiential portfolio (excluding property under development, undeveloped land inventory and two joint venture properties) consisted of the following property types (owned or financed) at September 30, 2025:
•150 theatre properties;
•59 eat & play properties (including seven theatres located in entertainment districts);
•25 attraction properties;
•11 ski properties;
•four experiential lodging properties;
•24 fitness & wellness properties;
•one gaming property; and
•one cultural property.

As of September 30, 2025, the Company's wholly-owned Experiential portfolio consisted of approximately 18.5 million square feet, was 99% leased or operated and included a total of $67.4 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at September 30, 2025:
•46 early childhood education center properties; and
•nine private school properties.

As of September 30, 2025, the Company's wholly-owned Education portfolio consisted of approximately 1.1 million square feet and was 100% leased.

The combined wholly-owned portfolio consisted of 19.6 million square feet and was 99% leased or operated.

Dividend Information
The Company's Board of Trustees declared its monthly cash dividends during the third quarter of 2025 totaling $0.885 per share, which represents an annualized dividend of $3.54 per common share, an increase of 3.5% over the prior year's annualized dividend (based upon the monthly dividend at the end of the prior year).

Additionally, the Company declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on both the Company's 5.75% Series C cumulative convertible preferred shares and Series G cumulative redeemable preferred shares and $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares, payable October 15, 2025 to shareholders of record as of September 30, 2025.

2025 Guidance
(Dollars in millions, except per share data):

	Current			Prior
Net income available to common shareholders per diluted common share	$3.14	to	$3.22	$3.20	to	$3.36
FFOAA per diluted common share	$5.05	to	$5.13	$5.00	to	$5.16
Investment spending	$225.0	to	$275.0	$200.0	to	$300.0
Disposition proceeds	$150.0	to	$160.0	$130.0	to	$145.0

The Company is increasing FFOAA per diluted common share guidance to a range of $5.05 to $5.13 from a range of $5.00 to $5.16, representing an increase of 4.5% at the midpoint over 2024. The 2025 guidance for FFOAA per diluted common share is based on an FFO per diluted common share range of $4.87 to $4.95 adjusted for retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, and deferred income tax benefit. FFO per diluted common share for 2025 is based on a net income available to common shareholders per diluted common share range of $3.14 to $3.22 plus estimated real estate depreciation and amortization of $2.19 and allocated share of joint venture depreciation of $0.05, less estimated gain on sale of real estate and early ground lease termination of $0.45 and the impact of Series C and Series E dilution of $0.06 (in accordance with the NAREIT definition of FFO).

Additional earnings guidance detail can be found on page 23 in the Company's supplemental information package available in the Investor Center of the Company's website located at https://investors.eprkc.com/earnings-supplementals.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on October 30, 2025 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. It is recommended that you join 10 minutes prior to the start of the event (although you may register and join the webcast at any time during the call).

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly Supplemental
The Company's supplemental information package for the third quarter and nine months ended September 30, 2025 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Rental revenue	$154,838	$148,677	$451,548	$436,051
Other income	12,135	17,419	35,989	43,874
Mortgage and other financing income	15,333	14,411	47,870	40,909
Total revenue	182,306	180,507	535,407	520,834
Property operating expense	14,478	14,611	44,310	43,958
Other expense	11,173	15,631	35,743	43,440
General and administrative expense	14,001	11,935	41,255	37,863
Retirement and severance expense	1,094	—	1,094	1,836
Transaction costs	492	175	1,728	375
Provision (benefit) for credit losses, net	9,117	(770)	9,462	2,371
Impairment charges	—	—	—	11,812
Depreciation and amortization	42,409	42,795	125,578	124,738
Total operating expenses	92,764	84,377	259,170	266,393
Gain (loss) on sale of real estate and early ground lease termination	8,073	(3,419)	34,236	15,989
Income from operations	97,615	92,711	310,473	270,430
Costs associated with loan refinancing or payoff	—	337	—	337
Interest expense, net	33,238	32,867	99,505	97,338
Equity in (income) loss from joint ventures	(2,934)	851	1,394	5,384
Impairment charges on joint ventures	—	12,130	—	12,130
Income before income taxes	67,311	46,526	209,574	155,241
Income tax expense (benefit)	725	(124)	1,542	780
Net income	$66,586	$46,650	$208,032	$154,461
Preferred dividend requirements	6,032	6,032	18,104	18,104
Net income available to common shareholders of EPR Properties	$60,554	$40,618	$189,928	$136,357
Net income available to common shareholders of EPR Properties per share:
Basic	$0.80	$0.54	$2.50	$1.80

Diluted	$0.79	$0.53	$2.48	$1.80
Shares used for computation (in thousands):
Basic	76,127	75,723	76,006	75,604
Diluted	76,668	76,108	76,496	75,945

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	September 30, 2025	December 31, 2024
Assets
Real estate investments, net of accumulated depreciation of $1,671,309 and $1,562,645 at September 30, 2025 and December 31, 2024, respectively	$4,380,628	$4,435,358
Land held for development	20,168	20,168
Property under development	67,381	112,263
Operating lease right-of-use assets	168,730	173,364
Mortgage notes and related accrued interest receivable, net of allowance for credit losses of $16,810 and $17,111 at September 30, 2025 and December 31, 2024, respectively	696,438	665,796
Investment in joint ventures	14,046	14,019
Cash and cash equivalents	13,710	22,062
Restricted cash	15,982	13,637
Accounts receivable	92,291	84,589
Other assets	74,523	75,251
Total assets	$5,543,897	$5,616,507
Liabilities and Equity
Accounts payable and accrued liabilities	$113,475	$107,976
Operating lease liabilities	203,269	212,400
Dividends payable	28,493	31,863
Unearned rents and interest	101,491	80,565
Debt	2,768,387	2,860,458
Total liabilities	3,215,115	3,293,262
Total equity	$2,328,782	$2,323,245
Total liabilities and equity	$5,543,897	$5,616,507

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and early ground lease terminations and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, costs associated with loan refinancing or payoff, preferred share redemption costs and impairment of operating lease right-of-use assets and subtracting sale participation income, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization and share-based compensation expense to management and Trustees; and subtracting amortization of above and below market leases, net and tenant allowances, maintenance capital expenditures (including second-generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), the non-cash portion of mortgage and other financing income and the allocated share of joint venture non-cash items.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO including per share amounts for FFO and FFOAA, for the three and nine months ended September 30, 2025 and 2024 and reconciles such measures to net income available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
FFO:
Net income available to common shareholders of EPR Properties	$60,554	$40,618	$189,928	$136,357
(Gain) loss on sale of real estate and early ground lease termination	(8,073)	3,419	(34,236)	(15,989)
Impairment of real estate investments	—	—	—	11,812
Real estate depreciation and amortization	42,257	42,620	125,128	124,191
Allocated share of joint venture depreciation	989	2,581	3,010	7,454
Impairment charges on joint ventures	—	12,130	—	12,130
FFO available to common shareholders of EPR Properties	$95,727	$101,368	$283,830	$275,955

FFO available to common shareholders of EPR Properties	$95,727	$101,368	$283,830	$275,955
Add: Preferred dividends for Series C preferred shares	1,938	1,938	5,814	5,814
Add: Preferred dividends for Series E preferred shares	1,938	1,938	5,814	5,814
Diluted FFO available to common shareholders of EPR Properties	$99,603	$105,244	$295,458	$287,583

FFOAA:
FFO available to common shareholders of EPR Properties	$95,727	$101,368	$283,830	$275,955
Retirement and severance expense	1,094	—	1,094	1,836
Transaction costs	492	175	1,728	375
Provision (benefit) for credit losses, net	9,117	(770)	9,462	2,371
Costs associated with loan refinancing or payoff	—	337	—	337
Deferred income tax benefit	(53)	(728)	(676)	(1,254)
FFOAA available to common shareholders of EPR Properties	$106,377	$100,382	$295,438	$279,620

FFOAA available to common shareholders of EPR Properties	$106,377	$100,382	$295,438	$279,620
Add: Preferred dividends for Series C preferred shares	1,938	1,938	5,814	5,814
Add: Preferred dividends for Series E preferred shares	1,938	1,938	5,814	5,814
Diluted FFOAA available to common shareholders of EPR Properties	$110,253	$104,258	$307,066	$291,248

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
AFFO:
FFOAA available to common shareholders of EPR Properties	$106,377	$100,382	$295,438	$279,620
Non-real estate depreciation and amortization	152	175	450	547
Deferred financing fees amortization	2,120	2,211	6,428	6,657
Share-based compensation expense to management and trustees	3,907	3,264	11,686	10,494
Amortization of above and below market leases, net and tenant allowances	(81)	(84)	(243)	(252)
Maintenance capital expenditures (1)	(564)	(2,561)	(3,673)	(5,437)
Straight-lined rental revenue	(3,541)	(4,414)	(12,075)	(13,335)
Straight-lined ground sublease expense	(4)	20	(2)	77
Non-cash portion of mortgage and other financing income	(296)	(396)	(1,159)	(1,813)
Allocated share of joint venture non-cash items	—	712	—	712
AFFO available to common shareholders of EPR Properties	$108,070	$99,309	$296,850	$277,270

AFFO available to common shareholders of EPR Properties	$108,070	$99,309	$296,850	$277,270
Add: Preferred dividends for Series C preferred shares	1,938	1,938	5,814	5,814
Add: Preferred dividends for Series E preferred shares	1,938	1,938	5,814	5,814
Diluted AFFO available to common shareholders of EPR Properties	$111,946	$103,185	$308,478	$288,898

FFO per common share:
Basic	$1.26	$1.34	$3.73	$3.65
Diluted	1.23	1.31	3.67	3.60
FFOAA per common share:
Basic	$1.40	$1.33	$3.89	$3.70
Diluted	1.37	1.30	3.81	3.64
AFFO per common share:
Basic	$1.42	$1.31	$3.91	$3.67
Diluted	1.39	1.29	3.83	3.61
Shares used for computation (in thousands):
Basic	76,127	75,723	76,006	75,604
Diluted	76,668	76,108	76,496	75,945

Weighted average shares outstanding-diluted EPS	76,668	76,108	76,496	75,945
Effect of dilutive Series C preferred shares	2,352	2,319	2,344	2,310
Effect of dilutive Series E preferred shares	1,668	1,664	1,667	1,664
Adjusted weighted average shares outstanding-diluted Series C and Series E	80,688	80,091	80,507	79,919
Other financial information:
Dividends per common share	$0.885	$0.855	$2.635	$2.545

(1) Includes maintenance capital expenditures and certain second-generation tenant improvements and leasing commissions.

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO, FFOAA and AFFO per share for the three and nine months ended September 30, 2025 and 2024. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO, FFOAA and AFFO per share for those periods.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net, and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced by cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets Ratio
Net Debt to Gross Assets Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating the Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from dispositions of real estate and early ground lease terminations, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure because it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and because it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding sale participation income, gain on insurance recovery, retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, impairment losses on operating lease right-of-use assets and prepayment fees.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDAre Ratio
Net Debt to Adjusted EBITDAre Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating the Net Debt to Adjusted EBITDAre Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets Ratio, EBITDAre, Adjusted EBITDAre and Net Debt to Adjusted EBITDAre Ratio (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands except ratios):

	September 30,
	2025	2024
Net Debt:
Debt	$2,768,387	$2,852,970
Deferred financing costs, net	15,205	20,622
Cash and cash equivalents	(13,710)	(35,328)
Net Debt	$2,769,882	$2,838,264

Gross Assets:
Total Assets	$5,543,897	$5,689,162
Accumulated depreciation	1,671,309	1,546,509
Cash and cash equivalents	(13,710)	(35,328)
Gross Assets	$7,201,496	$7,200,343

Debt to Total Assets Ratio	50%	50%
Net Debt to Gross Assets Ratio	38%	39%

	Three Months Ended September 30,
	2025	2024
EBITDAre and Adjusted EBITDAre:
Net income	$66,586	$46,650
Interest expense, net	33,238	32,867
Income tax expense (benefit)	725	(124)
Depreciation and amortization	42,409	42,795
(Gain) loss on sale of real estate and early ground lease termination	(8,073)	3,419
Costs associated with loan refinancing or payoff	—	337
Allocated share of joint venture depreciation	989	2,581
Allocated share of joint venture interest expense	497	2,587
Impairment charges on joint ventures	—	12,130
EBITDAre	$136,371	$143,242

Retirement and severance expense	1,094	—
Transaction costs	492	175
Provision (benefit) for credit losses, net	9,117	(770)
Adjusted EBITDAre (for the quarter)	$147,074	$142,647

Adjusted EBITDAre (annualized) (1)	$588,296	$570,588

Net Debt/Adjusted EBITDAre Ratio	4.7	5.0

(1) Adjusted EBITDA for the quarter is multiplied by four to calculate an annualized amount but does not include the annualization of investments put in service, acquired or disposed of during the quarter, as well as the potential earnings on property under development, the annualization of percentage rent and participating interest and adjustments for other items. See detailed calculation and reconciliation of Annualized Adjusted EBITDAre and Net Debt/Annualized EBITDAre ratio that includes these adjustments in the Company's Supplemental Operating and Financial Data for the quarter ended September 30, 2025.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable and related accrued interest receivable, net, investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total assets (computed in accordance with GAAP) to total investments is included in the following table (unaudited, in thousands):

	September 30, 2025	December 31, 2024
Total assets	$5,543,897	$5,616,507
Operating lease right-of-use assets	(168,730)	(173,364)
Cash and cash equivalents	(13,710)	(22,062)
Restricted cash	(15,982)	(13,637)
Accounts receivable	(92,291)	(84,589)
Add: accumulated depreciation on real estate investments	1,671,309	1,562,645
Add: accumulated amortization on intangible assets (1)	31,020	31,876
Prepaid expenses and other current assets (1)	(39,393)	(39,464)
Total investments	$6,916,120	$6,877,912

Total Investments:
Real estate investments, net of accumulated depreciation	$4,380,628	$4,435,358
Add back accumulated depreciation on real estate investments	1,671,309	1,562,645
Land held for development	20,168	20,168
Property under development	67,381	112,263
Mortgage notes and related accrued interest receivable, net	696,438	665,796
Investment in joint ventures	14,046	14,019
Intangible assets, gross (1)	63,239	64,317
Notes receivable and related accrued interest receivable, net (1)	2,911	3,346
Total investments	$6,916,120	$6,877,912

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:
	September 30, 2025	December 31, 2024
Intangible assets, gross	$63,239	$64,317
Less: accumulated amortization on intangible assets	(31,020)	(31,876)
Notes receivable and related accrued interest receivable, net	2,911	3,346
Prepaid expenses and other current assets	39,393	39,464
Total other assets	$74,523	$75,251

About EPR Properties
EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues that create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.5 billion (after accumulated depreciation of approximately $1.7 billion) across 43 states and Canada. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our ongoing negotiations to exit from certain joint ventures or the ultimate terms of any such exit, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 816-472-1700
www.eprkc.com